Exhibit 10.1
2008 RESTATEMENT
NATIONAL FUEL GAS COMPANY
AND PARTICIPATING SUBSIDIARIES
EXECUTIVE RETIREMENT PLAN
AMENDMENT NO. 1
     Under Section 8.2 of the National Fuel Gas Company and Participating Subsidiaries Executive Retirement Plan (the “Plan”), National Fuel Gas Company reserved the right to amend, restate or otherwise change the Plan. This Amendment No. 1 of the Plan (“Amendment”) is adopted to reflect the addition of National Fuel Gas Midstream Corporation as a participating subsidiary in the Plan. The changes in this Amendment are effective June 1, 2010.
     This Amendment supersedes the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment.
     The Plan is amended in the following respects:
1. Article 2 (“Definitions”) is amended by revising sub-section 2.10 (“Company”) to read as follows:
     2.10 Company means National Fuel Gas Company and each of the following subsidiaries, which participate in the Plan: National Fuel Gas Distribution Corporation, National Fuel Gas Supply Corporation, Seneca Resources Corporation, National Fuel Resources Inc., Penn-York Energy Corporation, Empire Exploration, Inc., Horizon Energy Development, Inc., and National Fuel Gas Midstream Corporation, each of which has adopted or has indicated that it will adopt the Plan.
2. In all other respects, the Plan remains unchanged.

NATIONAL FUEL GAS COMPANY
By:	/s/ D. F. Smith
	Name:	D. F. Smith
	Title:	President
	Date:	June 1, 2010